Exhibit 23(h)(2)

PLACEMENT AGENCY AGREEMENT

AARP PORTFOLIOS

This Placement Agency Agreement (“Agreement”), dated and effective as of December 20, 2005, by and between AARP Portfolios, an open-end, management investment company organized as a statutory trust under the laws of the State of Delaware, having its principal place of business at Two Highwood Drive, 2nd Floor, Tewksbury MA 01876 (“Trust”), and ALPS Distributors, Inc., a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934, having its principal place of business at 1625 Broadway, Suite 2200, Denver, Colorado 80202 (“Placement Agent”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), consisting of the series (“Portfolios”) listed in Schedule A, attached hereto, as the parties may amend from time to time; and

WHEREAS, the Trust wishes to employ the services of the Placement Agent in connection with the promotion and distribution of the shares of the Trust (“Shares”);

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.                                       Documents – The Trust has furnished or will furnish, upon request, the Placement Agent with copies of the Trust’s Declaration of Trust, advisory agreement, custodian agreement, administration agreement, current offering memorandum and statement of additional information (“SAI”), and all forms relating to any plan, program or service offered by the Trust. The Trust shall furnish, within a reasonable time period, to the Placement Agent a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Trust shall furnish promptly to the Placement Agent any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement, the terms “registration statement”, “offering memorandum” and “SAI” shall mean the applicable registration statement, offering memorandum (or offering memoranda) or SAI filed by the Trust with the Securities and Exchange Commission (“SEC”) and any amendments and supplements thereto that are filed with the SEC, given the context of the reference.

2.                                       Sales of Shares – The Trust grants to the Placement Agent the right to sell the Shares of all Portfolios as agent on behalf of the Trust, during the term of this Agreement, subject to: (1) all offers and sales of Shares being conducted in a manner that does not require registration of the offering under the Securities Act of 1933, as amended (“1933 Act”) and (2) the requirements of the 1940 Act and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. The Placement Agent shall have the right to sell, as agent on behalf of the Trust, the Shares covered by the registration statement, offering memorandum and SAI for the Trust then in effect under the 1940 Act. The Placement Agent will promptly transmit any orders received by it for purchase, redemption or exchange of the Shares to the Trust’s transfer agent.

3.                                       Sales of Shares by the Trust – The rights granted to the Placement Agent shall be nonexclusive in that the Trust reserves the right to sell Shares to investors on applications received and accepted by the Trust.

4.                                       Public Offering Price – Except as otherwise noted in the Trust’s current offering memorandum and/or SAI, all Shares sold to investors by the Placement Agent or the Trust will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, as determined in the manner described in the Trust’s current offering memorandum and/or SAI. The Trust shall in all cases receive the net asset value per Share on all sales.

5.                                       Suspension of Sales – The Trust reserves the right to suspend the offer and sale of and the Placement Agent’s authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

6.                                       Solicitation of Sales –

a.                                 In consideration of these rights granted to the Placement Agent, and subject to the Trust’s oversight and direction, the Placement Agent agrees to use such appropriate efforts to solicit orders for the sale of the Shares at the public offering price and will undertake such advertising and promotion in connection with such solicitation as it deems reasonable, all in a manner consistent with a private offering of the Portfolios’ shares. The Placement Agent shall review and file such materials with the SEC and/or the National Association of Securities Dealers, Inc. (“NASD”) to the extent required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), the 1940 Act and the rules and regulations thereunder, and the rules of the NASD.

b.                                The Placement Agent’s activities on behalf of the Trust shall not prevent the Placement Agent from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers, provided that such other arrangements do not materially affect the Placement Agent’s ability to honor its duties and obligations under this Agreement. The Placement Agent will act only on its own behalf (and as principal) should it choose to enter into selling agreements with selected dealers or others.

7.                                       Authorized Representations – Neither the Placement Agent nor any other person is authorized by the Trust to give any information or to make any representations (and shall not give any information or make any representations) other than those contained in the registration statement, offering memorandum or SAI, shareholder reports or other material (including sales literature and advertisements) that may be prepared by or on behalf of the Trust for the Placement Agent’s use or that has been specifically approved for use by the Placement Agent by appropriate representatives of the Trust. The Placement Agent acknowledges that the only information provided to it by the Trust is that contained in the registration statement, the offering memorandum, the SAI and reports and financial information referred to herein. Consistent with the foregoing, the Placement Agent may prepare and distribute such sales literature or other material as it may deem appropriate with the appropriate approval of the Trust, provided such sales literature complies with applicable laws and regulations.

8.                                       Offering Memoranda, SATs and other materials – The Trust shall make available to the Placement Agent, at the Placement Agent’s expense, such number of copies of its offering memorandum, SAI, financial statements and other information as the Placement Agent may reasonably request for use in its distribution of shares of the Portfolios.

9.                                       Distribution Expenses – The Placement Agent shall, subject to the direction of the Trust, finance such activities as it deems reasonable and that are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of offering memoranda to other than current shareholders, and the printing and mailing of sales literature. The Placement Agent shall provide all services under this Agreement at its own expense.

10.                                 Trust Expenses – Unless otherwise agreed to by the parties hereto in writing, the Placement Agent shall not be responsible for fees and expenses in connection with: (a) the filing of any registration statement; (b) the printing and distribution of any offering memorandum and SAI under the 1940 Act and amendments thereto prepared for use in connection with existing shareholders of the Trust; (c) preparing, setting in type, printing and mailing the offering memorandum, and any supplements thereto sent to existing shareholders of the Trust; (d) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports) or other communication to existing shareholders of the Trust; and (d) the Blue Sky registration and qualification of Shares for sale in the various states in which the officers of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust as agent or salesman in any state).

11.                                 Use of the Placement Agent’s Name – The Trust shall not use the name of the Placement Agent, or any of its affiliates, in any offering memorandum or SAI, sales literature, and other materials relating to the Trust in any manner without the prior written consent of the Placement Agent (which shall not be unreasonably withheld); provided, however, that the Placement Agent hereby approves all lawful uses of the names of the Placement Agent and its affiliates in the offering memorandum and SAI of the Trust and in all other materials which merely refer to accurate terms to the Placement Agent’s appointment hereunder or which are required by the SEC, NASD, OCC or any other regulatory authority with jurisdiction.

12.                                 Use of the Trust’s Name – Neither the Placement Agent nor any of its affiliates shall use the name of the Trust or the Portfolios in any publicly disseminated materials, including sales literature, in any manner without the prior consent of the Trust (which shall not be unreasonably withheld); provided, however, that the Trust hereby approves all lawful uses of its name in any required regulatory filings of the Placement Agent that merely refer in accurate terms to the appointment of the Placement Agent hereunder, or which are required by the SEC, NASD, OCC or any other regulatory authority with jurisdiction.

13.                                 Insurance – The Placement Agent agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to registered investment companies of similar size and risk profile to the Trust and for the Placement Agent’s business as a whole. The Placement Agent shall notify the Trust upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Placement Agent shall notify the Trust of any material claims against it, whether or not covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

14.                                 Compliance with Law – The Placement Agent represents, warrants, covenants and agrees that all activities by the Placement Agent and its agents and employees as Placement Agent of the Shares shall comply with all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted by the SEC or any securities association registered under the Exchange Act. The Placement Agent represents and warrants that it is a member of the NASD and agrees to abide by all of the rules and regulations of the NASD, including, without limitation, its Conduct Rules, as defined thereunder. The Placement Agent agrees to notify the Trust immediately in the event of its expulsion or suspension by the NASD. Expulsion of the Placement Agent by the NASD will terminate this Agreement immediately without notice. Suspension of the Placement Agent by the NASD will terminate this Agreement effective immediately upon written notice of termination to the Placement Agent from the Trust. The Placement Agent further represents that it is registered in all fifty (50) states, and shall maintain such registration. The Placement Agent shall not conduct any activity in any state or other jurisdiction with respect to the Trust if to do so would require a license that the Placement Agent does not have.

15.                                 Indemnification –

a.                                  The Trust agrees to indemnify and hold harmless the Placement Agent and each of its directors and officers and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act (each, a “Placement Agent Indemnified Person” and collectively, “Placement Agent Indemnified Persons”), against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, offering memorandum, SAI, shareholder reports or other information filed or used by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act or any other statute or the common law. However, the Trust does not agree to indemnify the Placement Agent Indemnified Persons or hold the Placement Agent Indemnified Persons harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Placement Agent. In no case (i) is this indemnity of the Trust in favor of the Placement Agent Indemnified Persons to be deemed to protect the Placement Agent or any person against any liability to the Trust or its security holders to which the Placement Agent or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement; or (ii) is the Trust to be liable under this indemnity with respect to any claim made against any Placement Agent Indemnified Person unless the Placement Agent Indemnified Person shall have notified the Trust in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Placement Agent Indemnified Person (or after the Placement Agent Indemnified Person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to any Placement Agent Indemnified Person against whom such action is brought otherwise than on account of this indemnity. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by the Trust. In the event the Trust elects to assume the defense of any suit and retain counsel, the Placement Agent Indemnified Persons that are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Placement Agent Indemnified Persons that are defendants in the suit for the reasonable fees and expenses of any counsel retained by them, provided that the Trust is not obligated to reimburse the Placement Agent Indemnified Persons for more than one set of counsel to represent all Placement Agent Indemnified Persons in such suit. The Trust agrees to notify the Placement Agent promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares. No settlement shall be subject to indemnification hereunder unless the Placement Agent shall have approved such settlement (such approval not to be unreasonably withheld or delayed).

b.                                 The Placement Agent covenants and agrees that it will indemnify and hold harmless the Trust and each of its officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (each, a “Trust Indemnified Person” and collectively, “Trust Indemnified Persons”), against any loss, liability, damages, claims or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claims or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act, the 1940 Act or any other statute or common law, alleging (1) any wrongful act of or failure to comply with applicable laws, rules and regulations by the Placement Agent or any of its employees or (2) that (i) any sales literature, advertisements, information, statements or representations used or made by the Placement Agent or any of its affiliates or employees or (ii) the registration statement, offering memorandum and/or SAI, (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust or otherwise originated by or on behalf of the Placement Agent. In no case is (i) the indemnity of the Placement Agent in favor of the Trust Indemnified Persons to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) the Placement Agent to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Indemnified Person unless the Trust Indemnified Person shall have notified the Placement Agent in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Indemnified Person (or after the Trust Indemnified Person shall have received notice of service on any designated agent). However, failure to notify the Placement Agent of any claim shall not relieve the Placement Agent from any liability which it may have to the Trust Indemnified Persons otherwise than on account of this indemnity. In the case of any notice to the Placement Agent, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, and if the Placement Agent elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust Indemnified Persons who are defendants in the suit. In the event that the Placement Agent elects to assume the defense of any suit and retain counsel, the Trust Indemnified Persons who are defendants in the suit shall bear the fees and expense of any additional counsel retained by them. If the Placement Agent does not elect to assume the defense of any suit, it will reimburse the Trust Indemnified Persons that are defendants in the suit, for the reasonable fees and expenses of any counsel retained by them, provided that the Placement Agent is not obligated to reimburse the Trust Indemnified Persons for more than one set of counsel to represent all Trust Indemnified Persons in such suit. The Placement Agent agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the Trust and offer or sale of any of the Shares. No settlement shall be subject to indemnification hereunder unless the Trust shall have approved such settlement (such approval not to be unreasonably withheld or delayed).

16.                                 Supplemental Information – The Placement Agent ad the Trust shall regularly consult with each other regarding the Placement Agent’s performance of its obligations under this

Agreement. In connection therewith, the Trust shall whenever practical submit to the Placement Agent at a reasonable time in advance of filing with the SEC reasonably final drafts of any amended or supplemented registration statement (including exhibits) under the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any offering memorandum or SAI, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

17.                                 Term – This Agreement shall become effective as of December 30, 2005 and shall continue for a term of one year from such date and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant series of the Trust (as defined in the 1940 Act), provided that in either event the continuance is also approved by the majority of the Directors of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty on sixty (60) days’ written notice by the Trust’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant series of the Trust or by the Placement Agent. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

Upon the termination of this Agreement, the Placement Agent, at the Trust’s expense and direction, shall transfer to such successor as the Trust shall specify Al relevant books, records and other data established or maintained by the Placement Agent under this Agreement.

18.                                 Anti-Money Laundering – The Placement Agent agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. The Placement Agent confirms that, as soon as possible, following the request from the Trust, the Placement Agent will supply the Trust with copies of the Placement Agent’s anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Trust may reasonably request from time to time.

19.                                 Notice – Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by (i) telecopier (fax) or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

if to the Trust at:

Two Highwood Drive, 2nd Floor

Tewksbury MA 01876

Attn: Larry Renfro

Fax: 978.863.9811

if to the Placement Agent at:

1625 Broadway, Suite 2200,

Denver, Colorado, 80202

Attn: General Counsel

Fax: 303.623.7850

or such other telecopier (fax) number or address as may be furnished by one party to the other.

20.                                 Confidential Information –

a.                                  The Placement Agent, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and to prior or present shareholders or to those persons or entities who respond to the Placement Agent’s inquiries concerning investment in the Trust, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder.

b.                                 The Placement Agent shall maintain administrative, technical, and physical safeguards for the protection of records and information relating to prior and present shareholders and prospective shareholders of the Trust that are reasonably designed to: (1) insure the security and confidentiality of such records and information; (2) protect against any anticipated threats or hazards to the security or integrity of such records and information; and (3) protect against unauthorized access to or use of such records or information that could result in substantial harm or inconvenience to any such prior, present or prospective shareholder.

c.                                  If the Placement Agent is requested or required by depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, it, decree or the like to disclose such confidential information, the Placement Agent will provide the Trust with prompt written notice of any such request or requirement so that the Trust may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Placement Agent may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Placement Agent’s counsel.

d.                                 In accordance with Regulation S-P, the Placement Agent and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Trust regarding any shareholder; provided, however, that the Placement Agent and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Placement Agent and its affiliates, or as may be permitted by law. The Placement Agent agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

21.                                 Limitation of Liability –

a.                                  The Trustee understands that the rights and obligations of each series of the Trust under the Trust’s Declaration of Trust are separate and distinct from those of any and all other series.

b.                                 The names “AARP Portfolios” and “Board of Trustees of the AARP Portfolios” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee or officer or shareholder of the Trust shall be personally liable for any such liabilities.

22.                                 Compliance Matters –

a.                                  The Placement Agent understands and agrees that it is a “service provider” to the Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Placement Agent agrees to cooperate fully with the Trust and its Trustees and officers, including the Trust’s CCO, with respect to (1) any and all compliance-related matters, and (2) the Trust’s efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the “federal securities laws”, as that term is defined by Rule 38a-1, by the Trust and its service providers. In this regard, the Placement Agent shall:

(i)                                                 submit to the Board for its consideration and approval, prior to commencement of the Trust’s operations, the Placement Agent’s applicable compliance policies and procedures;

(ii)                                              submit to the Board for its consideration and approval, annually (and at such other times as the Trust may reasonably request), a report (“Report”) fully describing any material amendments to Placement Agent’s compliance policies and procedures since the more recent of: (1) the Board’s approval of such policies and procedures or (2) the most recent Report;

(iii)                                           provide periodic reports discussing the Placement Agent’s compliance program and special reports on a timely basis in the event of material compliance matters and material changes to the compliance program;

(iv)                                          permit the Trust and its Trustees and officers to become familiar with the Placement Agent’s operations and understand those aspects of the Placement Agent’s operations that may expose the Trust to compliance risks or lead to a violation by the Trust or the Placement Agent of the federal securities laws;

(v)                                             permit the Trust and its Trustees and officers to maintain an active working relationship with the Placement Agent’s compliance personnel by, among other things, providing the Trust’s CCO and other officers with a specified individual within the Placement Agent’s organization to discuss and address compliance-related matters;

(vi)                                          provide the Trust and its Trustees and CCO with such certifications as may be reasonably requested; and

(vii)                                       reasonably cooperate with the Trust’s independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all reasonably necessary information and the appropriate personnel are made available to such accountants, to support the expression of the accountant’s opinion and their review of the appropriate internal controls and operations, as such may be required from time to time.

b.                                 The Placement Agent represents, warrants and covenants that it has established and maintains and enforces a system of supervisory control policies and procedures that complies with the requirements of Rule 3012 of the Conduct Rules of the NASD and an annual certification program that complies with Rule 3013 of the Conduct Rules of the NASD.

23.                                 Miscellaneous – Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by applicable federal law and the laws of the State of Delaware. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. This Agreement contains the entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior agreements, arrangements and understandings.

24.                                 Business Continuity Plan – The Placement Agent shall maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Trust. The Placement Agent will test the adequacy of its business continuity plan at least annually and upon request, the Trust may participate in such test. Upon request by the Trust, the Placement Agent will provide the Trust with a letter assessing the most recent business continuity test results. In the event of business disruption that materially impacts the Placement Agent’s provision of service under this Agreement, the Placement Agent will notify the Trust of the disruption and the steps being implemented under the business continuity plan. If the Trust reasonably determines that the Placement Agent has not or cannot put its disaster recovery plan in place quickly enough to meet the Trust’s needs or is otherwise unable to provide equal access to such services, the Placement Agent shall promptly provide reasonable assistance and support to the Trust in seeking such services from an alternative source.

IN WITNESS WHEREOF, the Trust has executed this instrument in its name and behalf, and the Placement Agent has executed this instrument in its name and behalf, as of the date and year first above written.

AARP PORTFOLIOS		ALPS DISTRIBUTORS, INC.

By:	/s/ Larry C. Renfro	By:	/s/ Jeremy O. May
Name:	Larry C. Renfro	Name: Jeremy O. May
Title:	President	Title: Managing Director

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Schedule A

List of Portfolios

U.S. Stock Market Series

International Stock Market Series

U.S. Bond Market Series